UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ----------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 18, 2006


                           GATEWAY DISTRIBUTORS, LTD.
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


                 000-27879                           88-0301278
         (Commission File Number)         (IRS Employer Identification No.)


         2555 EAST WASHBURN ROAD
          NORTH LAS VEGAS, NEVADA                      89081
       (principal executive offices)                 (Zip Code)


                                 (702) 317-2400
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

     Management became aware of an accounting error on October 18, 2006 pertaining to the annual financial statements issued for the year ended December 31, 2004. These financial statements may no longer be relied upon.

     The accounting error contained two components. The first related to debt forgiveness income recognized in 2004 in the amount of $1,282,866. The second pertained to $400,000 of liabilities remaining on the balance sheet.

     Prior to 2004, the Company had recognized $1,682,866 of liabilities. Many of these liabilities went back to 1999 and previous. The liabilities consisted of liabilities assumed on acquisition of other companies as well as some duplication of liabilities through accounting system changes. The Company went through the stated liabilities vendor by vendor trying to ascertain the actual amount owed during the end of 2004. The liabilities could be categorized into three segments. The first segment was international commissions owed prior to changing business operations in Japan. The second segment was duplicate commissions entered for product sales reps that had already been paid, and the third segment was liabilities assumed through acquisition that were previously satisfied.

     The liabilities could not be confirmed and so the Company relied upon Nevada state law which states that after three years, indebtedness is forgiven if there have been no lawsuits filed. This would be consistent with Paragraph 16B of SFAS 140, however, the adjustment pertains to prior years and therefore will be treated as a prior period adjustment and a correction of an error even though the liabilities were determined to be not valid in 2004.

     The Company had isolated and determined that $1,282,866 was not valid and therefore under state law and pursuant to the guidance of Paragraph 16B of SFAS 140 determined that these debts were discharged and wrote them down to debt forgiveness income. The Company, however, could not determine whether the remaining $400,000 was discharged as a result of previous business acquisitions and mergers and therefore left this balance as a contingent liability on the balance sheet. There have not been any claims or law suits filed on this amount even through late 2006 and therefore it can only be concluded that the adjustments pertain to a prior period.

     Management has contacted its independent certified public accountant firm about the above situation and determined that the best course of action is to restate and amend its Annual Report on 10-KSB for the 2004 fiscal year.

     Management has also addressed and modified its internal controls to review and confirm all of its ongoing liabilities to ensure the accuracy and reliability of the information contained in its accounting systems.

     Investors should look to the revised financial information regarding the restatement in the amendments to our Annual Report on Form 10-KSB discussed above which we expect to file before October 31, 2006.

     The foregoing description of the new financial statements is not a complete summary. You are urged to read the complete documents on our amended Form 10-KSB, a copy of which may be found after filing on the website of the U.S. Securities and Exchange Commission at www.sec.gov.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 20, 2006.                      GATEWAY DISTRIBUTORS, LTD.


                                             By /s/Richard A. Bailey
                                                --------------------
                                                Richard A. Bailey, President


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